Exhibit 10.3

Third Amendment to the 2003 Equity Incentive Plan

a.           The name of the Plan shall be the Dollar Tree, Inc. 2003 Equity Incentive Plan.

b.           Dollar Tree, Inc. shall replace Dollar Tree Stores, Inc. each place where it appears in the Plan.

c.           The definition of Member Company is added as follows:

Member Company.  Member Company means any “parent corporation” or “subsidiary corporation” (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes a Member Company after the adoption of this Plan, that the Board or Committee designates as a participating employer in the Plan.

d.           In Sections 1.1, 4.5. 4.7, 4.11, 4.13, 5.1, 6.4, and 8(i), “Member Company” or “Member Companies” shall replace “Subsidiary” or “Subsidiaries.”

e.           The first sentence of Section 4.1 is replaced with the following:

The Plan is effective July 1, 2003 (the “Effective Date”) and the shareholders of Dollar Tree Stores, Inc. approved the Plan on June 19, 2003.

f.           The definition of “Subsidiary” in Article 8 (w) is deleted.